Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 31, 2013, Global Eagle Entertainment Inc. (the “Company”) completed a business combination transaction (the “Business Combination”) in which it acquired Row 44, Inc. (“Row 44”) and 86% of the issued and outstanding shares of Advanced Inflight Alliance AG, a German corporation (“AIA”). Subsequent to the closing of the Business Combination, the Company commenced a mandatory takeover offer (the “Offer”) in accordance with the German Securities Acquisition and Takeover Act, pursuant to which the Company offered to purchase all of the shares of AIA held by the public that it did not already own. The Offer closed on April 26, 2013. Pursuant to the Offer, open market purchases and related private purchases of AIA shares from BF Ventures GmbH (“BF Ventures”) and Pendragon, the Company acquired an additional 2,133,497 shares of AIA (the “Additional Purchases”), and, as a result, owned 22,598,078 shares of AIA, representing approximately 94.07% of the issued and outstanding shares of AIA. The following unaudited pro forma condensed combined balance sheet as of December 31, 2012 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 are based on the historical financial statements of Row 44, the Company, and AIA after giving effect to the Business Combination and the Additional Purchases. The Company, Row 44, and AIA are collectively referred to herein as “the Companies.” The Companies, subsequent to the Business Combination, are referred to as “the Combined Company.”

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 give pro forma effect to the Business Combination and the Additional Purchases as if they had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet as of December 31, 2012 assumes that the Business Combination and the Additional Purchases were completed on December 31, 2012.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2012 were derived from Row 44’s audited financial statements, the Company’s audited financial statements, and AIA’s audited consolidated financial statements, in each case, as of and for the year ended December 31, 2012.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on March 18, 2013, and the historical financial statements and notes thereto of Row 44 and AIA, included as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2013.  Certain capitalized terms used but not defined herein have the meanings given to them in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on January 17, 2013.

The Business Combination was accounted for as a reverse merger of Row 44 and the Company and a concurrent acquisition of the shares of AIA. Row 44 has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Row 44 has the greatest enterprise value of the Companies based on the consideration paid by the Company to acquire Row 44;

•	The composition of officers of the newly Combined Company is derived primarily of existing Row 44 executives, including the principal executive officer and chief financial officer;

•	The proposed board of directors of the Company after the Business Combination consists of two GEAC representatives, who will be deemed to be independent following the closing under Nasdaq listing standards, one AIA representative, two Row 44 representatives, and two independent members who were not members of the respective boards of directors of any of Row 44, AIA, or GEAC. The proposed composition of the board of directors does not result in the ability of any of the companies being able to appoint, elect, or remove a majority of the board of directors. Therefore, the composition of the board of directors does not negate the evidence that Row 44 is the accounting acquirer;

•	The Company paid a premium over the market value of AIA’s shares prior to the public announcement of the AIA Stock Purchase Agreement, which indicates that AIA is not the accounting acquirer; and

•	The headquarters location of the Combined Company is in the Los Angeles metropolitan area.

A preponderance of the evidence discussed above supports the conclusion that Row 44 is the accounting acquirer in the Business Combination.

Since Row 44 is determined to be the accounting acquirer in the reverse merger with the Company, the accounting for the Row 44 Merger will be similar to that of a capital infusion as the only pre-combination asset of the Company is cash held in trust. The assets and liabilities of the Company will be carried at historical cost and Row 44 will not record any step-up in basis or any intangible assets or goodwill as a result of the Row 44 Merger.

Concurrently with the Row 44 Merger, the Company, pursuant to the AIA Stock Purchase Agreement, acquired 86% of the issued and outstanding shares of AIA held by PAR. AIA constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of the AIA shares constitutes the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805, and due to the change in control, is accounted for using the acquisition method.

The pro forma financial statements assume the PAR Backstop Agreement fee of $11.9 million is paid as of December 31, 2012. The PAR Backstop Agreement fee will be paid by Row 44 to PAR and will reduce the consideration payable by the Company to Row 44 stockholders in the Row 44 Merger. The PAR Backstop Agreement fee is treated as an expense in the pro forma financial statements.

The following summarizes the merger consideration issued in the Business Combination and the Company’s capital stock ownership subsequent to the Business Combination.

Merger Consideration
Merger Consideration Issuable to Row 44 Equity holders
Base consideration	$250,000,000
Net working capital adjustment (1)	2,588,450
Estimated indebtedness (2)	(52,612)
Backstop fee (3)	(11,875,000)
Aggregate warrant value (4)	(6,602,984)
$234,057,854
Shares
Closing total merger shares – issuable to Row 44 equity holders	23,405,785
Shares issuable to PAR (6)	14,368,233
Shares issuable per the Backstop Agreements/Purchase Option	7,125,000
Shares held by current GEAC shareholders	12,997 504
Total	57,896,522

	Post Combination Shares and Ownership Interests
	Voting	Non-Voting	Total	% (5)
GEAC public shareholders and warrant holders	8,828,419	—	8,828,419	16%
GEAC founders	4,169,085		4,169,085	8%
PAR	9,850,266	19,118,233	28,968,499	53%
Former Row 44 stockholders other than PAR and AIA	10,501,885	—	10,501,885	19%
Putnam	2,375,000	—	2,375,000	4%
Total	35,724,655	19,118,233	54,842,888	100%

Shares
Overhang (7)
Rolled Row 44 Warrants	2,181,462
Total Row 44 Overhang	2,181,462
GEAC Warrants (8)	26,659,167
Total Overhang	28,840,629

Footnotes:

(1)	Amount from actual working capital according to Row 44 financial records.
(2)	Based on the indebtedness of Row 44.
(3)	Backstop fee is paid by Row 44 to PAR as the first investor to commit to a backstop investment.
(4)	The estimated aggregate warrant value as defined per the Row 44 Merger Agreement.
(5)	Percentage calculations exclude 3,053,634 shares to be issued to AIA that are deemed to be treasury stock.
(6)	Represents the shares issued to Par in exchange for approximately 86% of AIA.
(7)	Overhang represents shares that are potentially issuable subsequent to the transaction date.
(8)	Consists of 18,992,500 warrants originally sold as part of units in the Company’s initial public offering, 7,000,000 sponsor warrants that were sold to the Sponsor in a private sale simultaneously with the Company’s initial public offering, and 666,667 sponsor warrants expected to be issued to the Sponsor pursuant to the Sponsor’s conversion at closing of amounts outstanding under a convertible note issued by the Company to the Sponsor in November 2012.

Global Eagle Entertainment Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of December 31, 2012

Balance Sheet as of December 31, 2012	Row 44 (Historical)	GEAC (Historical)	AIA (U.S. GAAP) *	Reclassifications (A)	Combined	Pro Forma Adjustments		Combined Pro Forma
Assets
Current Assets
Cash and cash equivalents	$2,087,958	$180,494	$21,520,061	$-	$23,788,513	$189,645,089	D	$134,099,767
						(101,286,084	)O
						47,500,000	P
						23,750,000	V
						(6,647,375	)E
						(14,250,000	)I
						(11,875,000	)Q
						(1,296,573	)U
						(15,228,803	)Y
Accounts receivable, net	7,797,265			30,253,467	38,050,732			38,050,732
Income tax receivable				4,989,896	4,989,896			4,989,896
Receivable from related parties				22,562	22,562			22,562
Film rights short-term				12,425,302	12,425,302			12,425,302
Inventories	4,310,569		14,568,415	(12,425,302)	6,453,682			6,453,682
Deferred tax assets short-term			752,873	-	752,873			752,873
Other current assets	237,308			1,398,080	1,635,388			1,635,388
Prepaid expenses	3,106,842			1,143,824	4,250,666			4,250,666
Trade receivables			30,253,467	(30,253,467)	-			-
Financial assets			22,562	(22,562)	-			-
Current income tax assets			4,989,896	(4,989,896)	-			-
Investment, AFS			26,193,122		26,193,122	(26,193,122	)W	-
Other assets			2,541,904	(1,398,080)	-			-
				(1,143,824)
Total current assets	17,539,942	180,494	100,842,300	-	118,562,736	84,118,132		202,680,868
Deposits and other assets	614,177				614,177			614,177
Property plant, and equipment, net	4,639,127		2,137,027		6,776,154			6,776,154
Goodwill			50,256,266		50,256,266	(50,256,266	)M	73,408,390
						73,408,390	N
Customer relationships						68,400,000	L	68,400,000
Intangible assets, net				49,073	22,582,373	(21,224,373	)K	47,132,000
				22,533,300		45,774,000	L
Long-term marketable securities				5,905,513	5,905,513			5,905,513
Other non-current assets			305,830		305,830			305,830
Film rights			49,073	(49,073)	-			-
Other intangible assets			22,533,300	(22,533,300)	-			-
Financial assets			5,905,513	(5,905,513)	-			-
Investments held in trust		189,645,089			189,645,089	(189,645,089	)D	-
Total assets	$22,793,246	$189,825,583	$182,029,309	$-	$394,648,138	$14,825,397		$409,473,535

Liabilities and Equity
Current Liabilities
Accounts payable and accrued expenses	$7,789,267	$-	$-	$6,574,972	$60,369,703	$-		$60,369,703
				45,337,336
				668,128
Short-term obligations				6,081,698	11,450,396			11,450,396
				5,368,698
Deferred revenue	4,592,602				4,592,602			4,592,602
Derivative liabilities	8,178,099				8,178,099			8,178,099
Income tax payable			4,263,905	187,417	4,451,322			4,451,322
Accrued employee paid time-off	389,016				389,016			389,016
Notes payable and accrued interest, current portion	14,343				14,343			14,343
Accrued operating expenses and accounts payable		253,353			253,353	(253,353	)U	-
Other liabilities			6,574,972	(6,574,972)	-			-
Sponsor loan		750,000			750,000	(750,000	)U	-
Franchise tax payable		293,220			293,220	(293,220	)U	-
Interest bearing loans and borrowings			5,368,698	(5,368,698)	-			-
Trade payable			45,337,336	(45,337,336)	-			-
Financial liabilities			668,128	(668,128)	-			-
Accrued transaction expenses		4,950,000			4,950,000	(4,950,000	)I	-
Deferred tax liability			1,232,597	-	1,232,597			1,232,597
Other provisions			187,417	(187,417)	-			-
Total current liabilities	20,963,327	6,246,573	63,633,053	6,081,698	96,924,651	(6,246,573)		90,678,078

Accrued liabilities				4,334,293	4,334,293			4,334,293
Other long-term liabilities	-			305,378	305,378			305,378
Note payable and accrued interest, non-current portion	38,269				38,269			38,269
Interest bearing loans and borrowings			6,081,698	(6,081,698)	-			-
Financial liabilities			4,334,293	(4,334,293)	-			-
Deferred underwriter compensation		6,647,375			6,647,375	(6,647,375	)E	-
Warrant liability		19,234,450			19,234,450			19,234,450
Deferred tax liabilities			4,494,262		4,494,262	(5,802,593	)R	30,362,669
						31,671,000	S
Other liabilities			305,378	(305,378)	-			-
Total liabilities	21,001,596	32,128,398	78,848,684	-	131,978,678	12,974,459		144,953,137
Commitments and contingencies
Common stock subject to possible redemption		152,697,184			152,697,184	(152,697,184	)F	-
Redeemable preferred stock	122,540,318				122,540,318	(122,540,318	)G	-
Stockholders' Equity
Common stock	15,672	789			16,461	(13,641	)T	3,572
						1,527	F
						238	V
						(1,013	)O
Non voting common stock, $0.0001 par value						1,437	H	1,912
						475	P
Treasury stock, 4,241,493 shares in treasury	(789,598)				(789,598)	789,598	B	(305)
						(305	)X
Additional paid-in capital	9,014,707	4,999,212			14,013,919	13,641	T	403,324,162
						(101,285,071	)O
						47,499,525	P
						23,749,762	V
						152,695,657	F
						143,106,164	H
						(789,598	)B
						122,540,318	G
						305	X
Subscriptions receivable	(453,205)				(453,205)	1,779,540	Y	(453,205)
Accumulated deficit	(128,536,244)				(128,536,244)	(11,875,000	)Q	(149,711,244)
						(9,300,000	)I
Subscribed capital			31,552,341		31,552,341	(31,552,341	)C	-
Capital reserves			40,159,732		40,159,732	(40,159,732	)C	-
Retained earnings			26,994,570		26,994,570	(26,994,570	)C	-
Other components of equity			4,473,982		4,473,982	(4,473,982	)C	-
Non-Controlling interest					-	28,363,849	J	11,355,506
						(17,008,343	)Y
Total stockholders' equity	(120,748,668)	5,000,001	103,180,625	-	(12,568,042)	277,688,440		264,520,398
Total liabilities and stockholders' equity	$22,793,246	$189,825,583	$182,029,309	$-	$394,648,138	$14,825,397		$409,473,535

*	Represents the historical AIA financial information reconciled from IFRS EU to U.S. GAAP and translated from Euros to U.S. Dollars. See “Footnote 5. Reconciliation and Translation of AIA Financial Information.”

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Global Eagle Entertainment Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2012

Statement of Operations for the twelve months ended December 31, 2012	Row 44 (Historical)	GEAC (Historical)	AIA (U.S. GAAP)	Reclassification (A)	Combined	Pro Forma Adjustments		Combined Pro Forma

Revenues	$-	$-	$167,391,253	$(115,059,865)	$-	$-		$-
				(52,331,388)
Other operating income			2,061,801	(2,061,801)	-			-
Licensing revenues				115,059,865	115,059,865			115,059,865
Equipment revenue	60,993,035				60,993,035			60,993,035
Service revenue	11,364,727			52,331,388	63,696,115			63,696,115
Total revenue	72,357,762	-	169,453,054	(2,061,801)	239,749,015	-		239,749,015

Cost of materials			101,685,415	(101,685,415)	-			-
Equipment cost of sales	57,758,594			101,685,415	182,318,207	12,627,000	B	191,734,642
				17,286,549		(3,210,565	)E
				3,210,565
				2,377,084
Cost of services	22,326,596				22,326,596			22,326,596
Gross Profit (loss)	(7,727,428)	-	67,767,639	(24,935,999)	35,104,212	(9,416,435)		25,687,777
Operating expenses
Personnel	8,113,373			13,109,233	21,748,134			21,748,134
				525,528
Selling, general and administrative	10,389,280	1,143,129		12,656,283	22,959,389	2,370,750	F	25,330,139
				(1,229,303)
Research and development	3,140,884			-	6,394,609			6,394,609
				155,443
				3,098,282
Other operating (income) expense			17,284,256	(12,656,283)	(717,602)			(717,602)
				(155,443)
				(2,061,801)
				(525,528)
				(2,377,084)
				(664)
				(225,055)
Depreciation, amortization and impairment losses			5,960,822	1,229,303	3,979,560	(1,682,547	)E	2,406,768
				(3,210,565)		109,755	B
Transaction costs		5,214,155		-	5,214,155	(5,214,155	)G	-
Staff costs			33,494,064	(13,109,233)	-			-
				(3,098,282)
				(17,286,549)
Total operating costs and expenses	21,643,537	6,357,284	56,739,142	(25,161,718)	59,578,245	(4,416,197)		55,162,048
Income (Loss) from operations	(29,370,965)	(6,357,284)	11,028,497	225,719	(24,474,033)	(5,000,238)		(29,474,271)
Other income (expense)
Interest expense	(10,433,201)			(1,930,839)	(12,589,095)			(12,589,095)
				(225,055)
Interest income	64,685	10,549		67,708	142,942			142,942
Other income (expense)	-				-			-
Loss on disposal of asset	(23,909)			(664)	(24,573)			(24,573)
Change in value of derivative financial instruments	(3,575,830)	(4,158,800)			(7,734,630)			(7,734,630)
Finance income			67,708	(67,708)	-			-
Finance costs			(1,930,839)	1,930,839	-			-
Total other income (expense)	(13,968,255)	(4,148,251)	(1,863,131)	(225,719)	(20,205,356)	-		(20,205,356)
Income (loss) before income taxes	(43,339,220)	(10,505,535)	9,165,366	-	(44,679,389)	(5,000,238)		(49,679,627)
Income tax			4,044,653		4,044,653	(1,944,360	)C	2,100,293
Net income (loss)	(43,339,220)	(10,505,535)	5,120,713	-	(48,724,042)	(3,055,878)		(51,779,920)
Net income (loss) attributable to Non-Controlling interest	-	-	-		-	263,030	D	263,030
Net income (loss) attributable to the Company	$(43,339,220)	$(10,505,535)	$5,120,713	$-	$(48,724,042)	$(3,318,908)		$(52,042,950)

Net loss per common share:
Basic and diluted								$(0.95)

Weighted-average shares outstanding
Basic and diluted								54,842,888

*	Represents the historical AIA financial information reconciled from IFRS EU to U.S. GAAP and translated from Euros to U.S. Dollars. See “Footnote 5. Reconciliation and Translation of AIA Financial Information.”

See accompanying notes to the unaudited pro forma condensed combined financial statements.

1. Description of the Business Combination and Basis of Presentation

Description of the Business Combination and Additional Purchases

The Row 44 Merger Agreement provided for the combination of the Company and Row 44 through a merger of GEAC Merger Sub (a newly formed wholly owned subsidiary of the Company) with and into Row 44, whereby Row 44 became a wholly owned subsidiary of the Company. As a result of the Row 44 Merger, former equity holders of Row 44 became stockholders of the Company. Concurrently with the closing of the Row 44 Merger, the Company acquired a controlling interest in AIA from PAR pursuant to the AIA Stock Purchase Agreement, consisting of 20,464,581 shares of AIA, or approximately 86% of the issued and outstanding shares of AIA. After consummation of the Business Combination, approximately 14% of the issued and outstanding shares of AIA are held by stockholders other than the Company, and AIA’s shares will continue to be traded on the Frankfurt Stock Exchange Xetra.

Pursuant to the Row 44 Merger Agreement, upon the effectiveness of the Row 44 Merger, all shares of capital stock (including common and preferred stock) of Row 44 then outstanding were converted into the right to receive shares of common stock of the Company (collectively, the Closing Net Merger Shares), and all options to purchase common stock of Row 44 were net stock settled for shares of common stock of the Company (collectively, the Row 44 Option Settlement Shares). The aggregate number of Closing Net Merger Shares and Row 44 Option Settlement Shares, taken together, that were issued at closing of the Row 44 Merger was calculated by (a) dividing (i) $250.0 million, (A) plus Row 44’s working capital surplus , (B) minus the estimated indebtedness of Row 44 at closing, including (1) the amount of $11.9 million payable to PAR under the Backstop Fee Agreement and (2) any obligations of Row 44 under any note or other agreement to repurchase shares of capital stock of Row 44 (which in the aggregate may not exceed $13.1 million) and (C) minus the aggregate Black-Scholes value of certain warrants of Row 44 being assumed by the Company at closing, by (ii) $10.00, and then (b) subtracting the number of shares of common stock of the Company into which (i) the vested portion of a certain performance warrant of Row 44 and (ii) any unexercised Row 44 penny warrants will be exercisable from and after the Row 44 Merger. The Company issued at closing 23,405,785 shares of GEAC common stock to the Row 44 equity holders and paid approximately $12.0 million of Row 44 indebtedness (including the amount payable to PAR pursuant to the Backstop Fee Agreement) and assumed certain Row 44 warrants.

Ten percent (10%) of the Closing Net Merger Shares was placed in escrow to secure (1) any post-closing purchase price adjustment due to the Company from Row 44 pursuant to the terms of the Row 44 Merger Agreement and (2) Row 44’s indemnification obligations under the Row 44 Merger Agreement. Any shares in escrow which are not subject to pending claims as of the date 18 months after the closing will be released to the Row 44 stockholders. No portion of the Row 44 Option Settlement Shares will be placed in or subject to escrow.

In addition to the Company shares issued in respect of Row's outstanding shares of capital stock and options, as a result of the Row 44 Merger the Company assumed all outstanding warrants of Row 44, other than those penny warrants of Row 44 which were exercised prior to closing.

Pursuant to the terms of the AIA Stock Purchase Agreement, the Company purchased AIA Shares from PAR for a $143.1 million purchase price consisting of 14,368,233 shares of the Company non-voting common stock.

Subsequent to the closing of the Business Combination, the Company commenced the “Offer” in accordance with the German Securities Acquisition and Takeover Act, pursuant to which the Company offered to purchase all of the shares of AIA held by the public that it did not already own. Pursuant to the Offer, open market purchases and related private purchases of AIA shares, the Company acquired an additional 2,133,497 shares of AIA (the “Additional Purchases”), and, as a result, owned 22,598,078 shares of AIA, representing approximately 94.07% of the issued and outstanding shares of AIA.

Basis of Presentation

The Business Combination was accounted for as a reverse merger of Row 44 and the Company and a concurrent acquisition of the shares of AIA. Row 44 was determined to be the accounting acquirer based on the following evaluation of the facts and circumstances:

•	Row 44 has the greatest enterprise value of the Companies based on the consideration paid by the Company;

•	The composition of officers of the newly Combined Company is derived primarily of existing Row 44 executives, including the chief operating officer (principal executive officer), chief financial officer and general counsel;

•	The proposed board of directors of the Company after the Business Combination consists of two GEAC representatives, who will be deemed to be independent following closing under Nasdaq listing standards, one AIA representative, two Row 44 representatives, and two independent members who were not members of the respective boards of directors of any of Row 44, AIA, or GEAC. The proposed composition of the board of directors does not result in the ability of any of the companies being able to appoint, elect, or remove a majority of the board of directors. Therefore, the composition of the board of directors does not negate the evidence that Row 44 is the accounting acquirer;

•	The Company paid a premium over the market value of the AIA issued and outstanding shares prior to the public announcement of the AIA Stock Purchase Agreement, which indicates that AIA is not the accounting acquirer; and

•	The headquarters location of the Combined Company is in the Los Angeles metropolitan area.

A preponderance of the evidence discussed above supports the conclusion that Row 44 is the accounting acquirer in the Business Combination.

Since Row 44 is determined to be the accounting acquirer in the reverse merger with the Company, the accounting for the Row 44 Merger is similar to that of a capital infusion as the only pre-combination asset of the Company is cash held in trust. The assets and liabilities of the Company are carried at historical cost and Row 44 did not record any step-up in basis or any intangible assets or goodwill as a result of the Row 44 Merger.

Concurrently with the Row 44 Merger, the Company, pursuant to the AIA Stock Purchase Agreement, acquired 86% of the issued and outstanding shares of AIA held by PAR. AIA constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of the AIA shares constitutes the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “ Business Combinations ,” or ASC 805, and due to the change in control, is accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the gross consideration transferred to affect the AIA Purchase Agreement, as described in Note 4, is allocated to the assets acquired, the liabilities assumed, and non-controlling interest based on their estimated fair values. Management of the Combined Company has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation, other professional fees) that are not expected to recur are expensed. Row 44, the Company, and AIA expect to incur total acquisition-related costs of $20.9 million.

The unaudited pro forma condensed combined balance sheet as of December 31, 2012 assumes the Business Combination and Additional Purchases were completed on December 31, 2012. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012, assume the Business Combination and Additional Purchases were completed on January 1, 2012. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the business combination. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statements to conform the Company’s and AIA’s historical basis of presentation to that of Row 44’s.

The AIA financial statements used to prepare the pro forma adjustments were converted from International Financial Reporting Standards (“IFRS”) as adopted by the EU to United States generally accepted accounting principles (“U.S. GAAP”).

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted retrospectively.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination and Additional Purchases taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

2. Accounting Policies

Since consummation of the Business Combination, Row 44 has been conducting a detailed review of the Company and AIA accounting policies. As a result of that review, Row 44 may identify differences between the accounting policies among the Companies that, when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

3. Adjustments to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and Additional Purchases and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination and Additional Purchases, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the transaction occurred on January 1, 2012.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2012 are as follows:

A.	Reflects the reclassification of AIA amounts to present financial information of the Combined Company in conformity with the presentation and format of Row 44.
B.	To remove the historical treasury stock of Row 44.
C.	To remove the historical equity accounts of AIA.
D.	Reflects the reclassification of $189.6 million of cash and cash equivalents held in the GEAC trust account that is available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of the Company following the Business Combination.
E.	Reflects the payment of $6.6 million of deferred underwriters' compensation which was charged to capital at the time of the Company’s initial public offering of its shares of common stock but not payable until the consummation of Business Combination.
F.	Reflects the reclassification redeemable of common stock subject to possible redemption to permanent equity.
G.	Reflects the exercise/conversion of redeemable preferred stock to common stock per the Row 44 Merger Agreement upon the consummation of the Business Combination.
H.	Reflects the issuance of shares to purchase 86% of the AIA outstanding shares held by PAR.
I.	Reflects the adjustment to record the estimated cash payments related to acquisition related costs.
J.	Reflects the recording of the 14% AIA non-controlling interest.
K.	To eliminate AIA's historical intangible assets.
L.	To record the estimated fair value of AIA's intangible assets.
M.	To eliminate AIA's historical goodwill.
N.	To record goodwill for the excess purchase price of AIA over the fair value of assets acquired and liabilities assumed.
O.	Reflects the redemption of 10,164,081 shares of GEAC for $101.3 million ($9.97 per share).
P.	Reflects the exercise of the PAR Backstop Agreement and PAR’s purchase of 4,750,000 shares of non-voting common stock of GEAC for $47.5 million.
Q.	Reflects the payment of $11.9 million to PAR in association with the Backstop Agreement.
R.	Reflects the elimination of historical AIA deferred tax liabilities related to the historical intangibles.
S.	Reflects the recognition of deferred tax liabilities related to the step-up of intangibles during purchase accounting for the purchase of the AIA shares.
T.	Reflects the re-capitalization of common stock of Row 44.
U.	Reflects the payment of accrued liabilities, accounts payable, Sponsor loan and franchise tax payable of GEAC at closing.
V.	Reflects the exercise of the Putnam Backstop Agreement whereby Putnam purchased 2,375,000 shares of GEAC common stock for $23.8 million.
W.	Reflects the consolidation adjustment to eliminate AIA’s investment in 3,053,634 shares of Global Eagle Entertainment Inc. stock, per ASC 810.

X.	To present the recording of treasury stock related to AIA’s 3,053,634 shares held in Global Eagle Entertainment Inc.
Y.	To present the liability for AIA shares acquired in the Offer, open market purchases and private purchases.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for the year ended December 31, 2012 are as follows:

A.	Reflects the reclassification of AIA amounts to present financial information of the combined entity in conformity with the presentation and format of Row 44.
B.	Reflects amortization expense associated with the step-up of definite lived intangibles in purchase accounting of AIA.
C.	Reflects the adjustment to record the provision for tax expense on pretax adjustments.
D.	Reflects the income attributable to the non-controlling interest.
E.	Reflects amortization expense associated with historical intangibles eliminated as a result of AIA purchase accounting.
F.	The pro forma adjustment reflects a stock compensation charge related to options granted to employees as a direct result of the Business Combination.
G.	Reflects the elimination of non-recurring transaction costs related to the Business Combination.

4. AIA Stock Purchase Agreement and Estimated Fair Value of Assets Acquired and Liabilities Assumed

The total gross consideration transferred pursuant to the AIA Stock Purchase Agreement to acquire 86% of the issued and outstanding shares of AIA currently owned by PAR was $143.1 million.

The preliminary allocation of the consideration to the tangible and definite-lived intangible assets acquired, liabilities assumed, and non-controlling interest is based on various preliminary estimates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented.

Allocation of Consideration
Cash and cash equivalents	$21,520,061
Inventories	14,568,415
Trade receivables	30,253,467
Financial assets	22,562
Current income tax assets	4,989,896
Other assets	2,541,904
Total current assets	73,896,305
Property plant, and equipment, net	2,137,027
Customer relationships	68,400,000
Definite-lived intangible assets	47,132,000
Other non-current assets	305,830
Financial assets	5,905,513
Total identifiable assets acquired	197,776,675
Current liabilities	62,880,180
Deferred tax liabilities and other non-current liabilities	41,084,038
Net identifiable assets acquired	93,812,457
Goodwill	73,408,390
Net assets acquired	167,220,847
Non-controlling interest	(24,113,246)
Total gross consideration	$143,107,601

Details of acquired definite-lived intangibles are as follows:

	Fair Value		Useful life
Customer relationships	$68,400,000		9
Existing technology	37,800,000		9
Tradenames	7,900,000		10
Film rights	74,000		2
Non-competition agreements	1,358,000	*
Total definite-lived intangibles	$115,532,000
Weighted average life of definite-lived intangibles			9

*	The non-competition agreements are to be amortized over the lives of the respective agreements.

The amortization of the definite-lived identifiable intangible assets for the first five years after acquisition and thereafter is as follows:

Amortization Expense
2013	12,736,755
2014	12,709,005
2015	12,699,755
2016	12,834,626
2017	12,969,496
Thereafter	51,582,363
Total future amortization	$115,532,000

Definite-lived intangible assets — Customer relationships represent existing contractual relationships with airline customers. Existing technology relates to the software and games that are developed and licensed by AIA. Tradenames are the names that AIA owns and utilizes. Non-competition agreements relate to contracts entered into with certain individuals related to historical business acquisitions undertaken by AIA. All of the definite-lived intangible assets will be amortized on a straight-line basis over their estimated useful lives which the Combined Company management believes are the best representations of their expected impact on related cash flows. The estimated useful lives of customer relationships, existing technology, and film rights were based on the relative contributions of the cash flows over the forecast used to determine the fair value of the asset. The estimated useful life of tradenames was based on the historical operating life of AIA as well as the fact that its key customer relationships and technology assets tended to have relatively long useful lives.

To estimate the fair value of the customer relationships and existing technology, the Combined Company management applied the income approach. The key inputs were: (i) the projected revenue and earnings generated by the asset; (ii) the expected life of the asset; (iii) a discount rate of 26% that reflects the level of risk associated with receiving future cash flow; and (iv) effective tax rates ranging from 26% to 45%. The estimated discount rate is what management of the Combined Company believes to be a reasonable rate of return that a market participant would expect to receive from a similar asset.

To estimate the fair value of the tradenames, management applied the royalty savings method. The method is a variation of the income approach. It is used to estimate the cost savings that accrue to the owner of an intangible asset who would otherwise have to pay royalties or license fees on revenues earned through the use of the asset. The royalty rate is tax affected and then applied to the projected revenue over the expected remaining life of the intangible asset to estimate the royalty savings. The net after-tax royalty savings is then discounted at 26%. Management of the Combined Company estimated the after-tax royalty rate for the tradename to be approximately 1.0% based on the profit split method.

The acquisition was be treated for tax purposes as a non-taxable transaction and, as such, the historical tax bases of the acquired assets and assumed liabilities, net operating losses, and other tax attributes of AIA will carryover. As a result, no new tax-deductible goodwill will be created in connection with the acquisition as there is no step-up to fair value of the underlying tax bases of the acquired net assets. Acquisition accounting includes the establishment of net deferred tax assets and liabilities resulting from book-tax basis differences related to assets acquired and liabilities assumed on the date of acquisition.

Goodwill  — Approximately $73.4 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired.

Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the assembled workforces at AIA.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets , goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Combined Company determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

5. Reconciliation and Translation of Historical AIA Financial Information

The AIA audited financial information was prepared in accordance with IFRS as adopted by the EU. The following schedules convert AIA financial information from IFRS as adopted by the EU to U.S. GAAP and are translated from Euros into U.S. Dollars, only for purposes of the unaudited pro forma condensed financial statements.

AIA Unaudited U.S. GAAP Balance Sheet As of December 31, 2012

	AIA (Euros)	Translation Rate	AIA (U.S. $)	Conversion Adjustments	AIA (U.S. $) US GAAP
Non-current assets
Intangible assets:
Goodwill	38,090,242	1.3194	50,256,266		50,256,266
Film rights	37,193	1.3194	49,073		49,073
Other intangible assets	21,742,233	1.3194	28,686,702	(6,153,402)	22,533,300
Property, plant and equipment
Land and buildings	160,913	1.3194	212,309		212,309
Operating and office equipment	1,458,783	1.3194	1,924,718		1,924,718
Financial assets	4,475,908	1.3194	5,905,513		5,905,513
Deferred tax assets	88,570	1.3194	116,859	(116,859)	-
Other long-term assets	143,816	1.3194	189,751	116,079	305,830
Total non-current assets	66,197,658		87,341,191	(6,154,182)	81,187,009

Current assets
Inventories	11,041,697	1.3194	14,568,415	(12,425,302)	2,143,113
Short-term film rights	-	1.3194	-	12,425,302	12,425,302
Trade receivables	22,929,716	1.3194	30,253,467		30,253,467
Financial assets	17,101	1.3194	22,563		22,563
Current income tax benefits	3,781,943	1.3194	4,989,896		4,989,896
Cash and equivalents	16,310,491	1.3194	21,520,061		21,520,061
Available-for-sale financial assest, current	21,201,228	1.3194	27,972,902	(1,779,780)	26,193,122
Deferred tax asset	-	1.3194	-	752,873	752,873
Other assets	1,926,560	1.3194	2,541,903		2,541,903
Total current assets	77,208,736		101,869,207	(1,026,907)	100,842,300

Total assets	143,406,394		189,210,398	(7,181,089)	182,029,309

Equity attributable to the equity holders of the parent
Subscribed capital	23,914,159	1.3194	31,552,341		31,552,341
Capital reserves	30,437,875	1.3194	40,159,732		40,159,732
Retained earnings	24,119,682	1.3194	31,823,508	(4,828,938)	26,994,570
Other components of equity	4,374,165	1.3194	5,771,273	(1,297,291)	4,473,982
Total equity	82,845,881		109,306,854	(6,126,229)	103,180,625

Non-current liabilities
Interest bearing loans and borrowings	4,521,464	1.3194	5,965,620	116,078	6,081,698
Financial liabilities	3,285,048	1.3194	4,334,293		4,334,293
Other liabilities	231,452	1.3194	305,378		305,378
Deferred tax liabilities	5,227,980	1.3194	6,897,797	(2,403,535)	4,494,262
Total non-current liabilities	13,265,944		17,503,088	(2,287,457)	15,215,631

Current liabilities
Interest bearing loans and borrowings	4,069,045	1.3194	5,368,698		5,368,698
Trade payables	34,362,085	1.3194	45,337,336		45,337,336
Income tax payable	3,231,700	1.3194	4,263,905		4,263,905
Other provisions	142,047	1.3194	187,417		187,417
Financial liabilities	506,388	1.3194	668,128		668,128
Deferred tax liability		1.3194		1,232,597	1,232,597
Other liabilities	4,983,305	1.3194	6,574,972		6,574,972
Total current liabilities	47,294,571		62,400,456	1,232,597	63,633,053

Total equity and liabilities	143,406,394		189,210,398	(7,181,089)	182,029,309

AIA Unaudited U.S. GAAP Income Statement for Year Ended December 31, 2012

	AIA (Euros)	Translation Rate	AIA (U.S. $)	Conversion Adjustments	AIA (U.S. $) US GAAP
Revenue	130,280,774	1.2849	167,391,252		167,391,252
Other operating income	1,604,702	1.2849	2,061,801		2,061,801
Cost of materials	80,244,845	1.2849	103,102,589	(1,417,174)	101,685,415
Staff costs	24,296,864	1.2849	31,217,826	2,276,238	33,494,064
Depreciation, amortization and impairment losses	4,639,313	1.2849	5,960,822		5,960,822
Other operating expenses	12,757,840	1.2849	16,391,911	892,344	17,284,255
Income from operating activities	9,946,614		12,779,905	(1,751,408)	11,028,497
Finance income	52,697	1.2849	67,708		67,708
Finance costs	(1,543,686)	1.2849	(1,983,405)	52,566	(1,930,839)
Earnings before income taxes	8,455,625		10,864,208	(1,698,842)	9,165,366
Income taxes	3,543,371	1.2849	4,552,699	(508,046)	4,044,653
Net income	4,912,254		6,311,509	(1,190,796)	5,120,713

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